Exhibit 5.1

FORM OF OPINION OF HALE, LANE, PEEK, DENNISON AND HOWARD, PROFESSIONAL CORPORATION

December 28, 2007

AgFeed Industries, Inc.
No. 1095 Qinglan Avenue
Nanchang National Economic and Technological Development Zone
Nanchang City, Jiangxi Province
P.R.C. 330013

Re:        Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as special Nevada counsel for AgFeed Industries, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Act”), of the resale of up to 3,638,540 shares of Common Stock, par value $0.001 per share (the “Common Stock”) of the Company, 3,026,753 shares of which are issued and outstanding and 611,787 shares of which are issuable upon exercise of outstanding warrants (the “Warrants”). All shares of Common Stock being registered under the Registration Statement are to be offered and sold, if at all, by certain stockholders of the Company (the “Selling Stockholders”).

We have reviewed and are familiar with (a) the Company’s Articles of Incorporation, as amended, and Bylaws, (b) a certificate of an officer of the Company representing certain matters in connection with the original issuance of the Common Stock and the Warrants, which representations we have assumed the validity of and relied on, and (c) such other matters as we have deemed necessary for this opinion.

Based upon the foregoing, we are of the opinion that the shares of Common Stock to be offered and sold by the Selling Stockholders, to the extent currently outstanding, have been duly authorized and legally issued by the Company and are fully paid and nonassessable, and to the extent issuable upon exercise of the Warrants held by the Selling Stockholders, when issued in accordance with the exercise provisions of such Warrants, will be duly authorized and legally issued by the Company and fully paid and nonassessable. This opinion is limited to matters governed by the laws of the State of Nevada.

Hale Lane Peek Dennison and Howard
LAS VEGAS OFFICE: 3930 Howard Hughes Parkway | Fourth Floor | Las Vegas, Nevada 89169 | Phone (702) 222-2500 | Facsimile (702) 365-6940
CARSON CITY OFFICE: 777 East William Street | Suite 200 | Carson City, Nevada 89701 | Phone (775) 684-6000 | Facsimile (775) 684-6001

AgFeed Industries, Inc. December 28, 2007 Page 2

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

Hale Lane Peek Dennison and Howard
Professional Corporation